Exhibit 99.2

Iron Horse Acquisitions Corp. Announces Closing of Initial
Public Offering

Toluca Lake, CA, Dec. 29, 2023 (BUSINESS WIRE) – Iron Horse Acquisitions Corp. (NASDAQ: IROHU) (the “Company”) announced today that it has closed its initial public offering of 6,900,000 units at $10.00 per unit, which includes 100,000 units registered pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and 800,000 units offered by the Company to cover over-allotments, generating total gross proceeds, inclusive of the additional registered units and the partial exercise of the overallotment option, of $69,000,000. The offering was completed without any overfund to the trust account, marking a substantive step forward for the first-time SPAC sponsor versus previous issuances in 2022 and 2023. Each unit consists of one share of common stock, one full warrant, and one right to receive one-fifth (1/5th) of one share of common stock upon the consummation of an initial business combination.

The Company’s units are listed on The Nasdaq Global Market (“NASDAQ”) and began trading under the ticker symbol “IROHU” on December 27, 2023. Once the securities comprising the units begin separate trading, the common stock, warrants, and rights are expected to be listed on NASDAQ under the symbols “IROH,” “IROHW,” and “IROHR,” respectively.

EF Hutton LLC (“EF Hutton”) acted as sole book running manager in the offering and Brookline Capital Markets, a division of Arcadia Securities, LLC, acted as co-manager in the offering. Ken Winterbottom and Jason Harmon of Zarren Law Group, LLC served as legal counsel to the Company while Dave Levine and Mitchell Nussbaum of Loeb & Loeb LLP served as counsel to EF Hutton.

A registration statement on Form S-1 and a registration statement on Form S-1MEF relating to these securities have been filed with the U.S. Securities and Exchange Commission (the “SEC”) and were declared effective on December 26, 2023 and December 27, 2023, respectively. The offering was made only by means of a prospectus, copies of which may be obtained from EF Hutton, Attn: Syndicate Department, 590 Madison Ave., 39th floor, New York, NY 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com. Copies of the registration statement, prospectus and other offering materials can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iron Horse Acquisitions Corp.

Iron Horse Acquisitions Corp. is a diverse-led, media & entertainment focused blank check company founded by Jose A. Bengochea, who is also the Company’s CEO, and led by the CEO, along with COO Bill Caragol, CFO Jane Waxman, Chairman Brian Turner, and Independent Directors Ken Hertz, Scott Morris, and Lisa Harrington, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company is comprised of several media, entertainment, tech, and public markets specialists who boast a wide array of contacts and experiences across the ever-evolving space. Iron Horse Acquisitions Corp. will examine deals spanning several verticals, including but not limited to production studios, celebrity-backed content creators, talent-facing consumer products, gaming, fantasy sports, music rights aggregators, music licensors, international music labels, K-POP, AI, social media marketers, talent management & talent services, and more.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering, the anticipated use of the net proceeds thereof and the Company’s search for an initial business combination. No assurance can be given that the net proceeds of the initial public offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Iron Horse Acquisitions Corp.
Jose Antonio Bengochea
Founder and CEO
P.O. Box 2506
Toluca Lake, CA 91610
(310) 290-5383